                                                                   EXHIBIT 10.15

                      SUPPLEMENTAL SHAREHOLDERS AGREEMENT
                      -----------------------------------


     THIS SUPPLEMENTAL SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of the 11th day of April, 2000 by and among DeskTalk Systems, Inc., a California corporation (the "Company"), the parties whose names are set forth on Schedule I (individually, an "Investor" and collectively, the
         ----------
"Investors"), certain shareholders as set forth on Schedule II (individually, a
                                                   -----------
"Management Shareholder" and collectively, the "Management Shareholders") and Geocapital IV, L.P. (the "Other Shareholder").

     WHEREAS, the Investors are acquiring on the date hereof shares of Series D Preferred Stock, no par value per share, of the Company pursuant to the terms of the Series D Preferred Stock Purchase Agreement of even date herewith between the Company and the Investors (the "Series D Preferred Stock Purchase Agreement");

     WHEREAS, the Management Shareholders, the Other Shareholder and the Investors desire to enter into this Agreement for the purposes of (i) limiting the manner and terms by which the shares held by the Management Shareholders may be transferred; and (ii) stipulating events the occurrence of which will require the Management Shareholders, the Other Shareholder and the Investors to vote their shares in the same manner as certain other shareholders;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Retention of Management Shares.  Unless otherwise approved in writing
          ------------------------------
by a majority of the holders of the Series D Preferred Shares, no Management Shareholder shall sell, exchange, transfer or otherwise dispose (a "Transfer") of any interest in his shares (the "Management Shares") prior to April 10, 2002, except: (i) pursuant to a Qualified Public Offering (as defined in the First Amended and Restated Shareholders Agreement of even date herewith by and among the Company and certain shareholders of the Company (the "Shareholders Agreement"); (ii) pursuant to an Approved Sale (defined below) of the Company;
(iii) subsequent to termination of a Management Shareholder without Cause (as defined below); (iv) to the extent necessary to fund payment of a post-termination option exercise and any taxes related thereto; or (v) pursuant to a Change of Control (as defined below) ; provided, however, that nothing in this
                                       ------------------
paragraph shall prohibit any Management Shareholder from transferring Management Shares pursuant to a transaction described in Section 2.4 of the Shareholders Agreement.

     "Cause" means (a) with respect to any Management Shareholder with an employment agreement that defines "Cause," the definition set forth in such employment agreement and (b) with respect to any other Management Shareholder,
(i) such Management Shareholder's (1) willful failure to timely comply in all material respects with the lawful directives of the Company's Board of Directors (the "Board") (as set at a meeting of the Board in accordance with the Company's bylaws) or such Management Shareholder's supervisory personnel (provided such directives are consistent with such Management Shareholder's position with the Company) or (2) gross negligence or willful misconduct in the performance of the material duties or responsibilities of his or her position with the Company or any subsidiary; (ii) reasonable evidence to indicate that such Management Shareholder has committed (1) any felony, (2) any other criminal act or act of material dishonesty, disloyalty, or misconduct (other than minor traffic offenses and similar acts) or (3) any act of moral turpitude that is materially injurious to the property, operations, business or reputation of the Company or its subsidiaries (as determined by the Board in its reasonable good faith discretion); (iii) the use or imparting by such Management Shareholder of any material confidential or proprietary information of the Company or any subsidiary in violation of any confidentiality or proprietary agreement to which such Management Shareholder is a party; or (iv) such Management Shareholder's willful failure to comply in any material respect with the terms of any option plans of the Company or the Shareholders Agreement.

     2.   Sale of the Company/Change of Control.
          -------------------------------------

          (a) Subject to the provisions of Section 6(xii) of the Company's Second Amended and Restated Articles of Incorporation, if at any time prior to an Initial Public Offering, a majority of the holders of each of the Series B and D Preferred Shares (the "Majority Sellers"), approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of more than 50% of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) (collectively, an "Approved Sale") to any person or entity which is not, and following such sale will not be, affiliated with any such Majority Sellers, the Management Shareholders, the Investors and the Other Shareholders shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, such other Management Shareholders, Investors, and Other Shareholders shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, such other Management Shareholders and Investors shall agree to sell all of their Shares and rights to acquire Shares on the terms and conditions approved by, and applicable to the Shares held by, the Majority Sellers. Such other Management Shareholders, Investors and Other Shareholders shall take all necessary or desirable action, as requested by the Majority Sellers, to cause the consummation of the Approved Sale on the terms proposed by the Majority Sellers.

          (b) A "Change in Control" will be deemed to have taken place when one of the following occurs:

               (i) any person or group of related or affiliated persons shall have become the beneficial owner or owners of 51% or more of the outstanding voting stock of the Corporation; or

               (ii) there shall have occurred a merger or consolidation in which the Corporation is not the survivor or in which holders of the common stock of the Corporation shall have become entitled to receive cash, securities of the Corporation other than voting common stock or securities of any other person.

     3.   Failed Redemption; Default of Indebtedness.
          ------------------------------------------

          (a) In the event of a failure by the Company for more than one year to redeem the Investors' Shares as required in the Company's Second Amended and Restated Articles of Incorporation, the Management Shareholders shall agree to vote their Management Shares in the same manner as that of two thirds of the aggregate holders of the Series B, C, and D Preferred Shares (as defined in the Shareholders Agreement) until the required redemption is effected.

          (b) In the event of a material default by the Company on any of its Indebtedness (as defined in the Series D Preferred Stock Purchase Agreement) exceeding $1,000,000 in value, the Management Shareholders shall, if the Company is unable within a three-month period to cure the default, agree to vote their Management Shares in the same manner as that of two thirds of the aggregate holders of the Series B, C, and D Preferred Shares until the default is cured.

     4.   Transfers in Violation of Agreement.  Any Transfer or attempted
          -----------------------------------
Transfer of any Management Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Management Shares as the owner of such shares for any purpose.

     5.   Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any
                                                                            ---
jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     6.   Entire Agreement.  Except as otherwise expressly set forth herein,
          ----------------
this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and
                                                             ----------
preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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

     7.   Successors and Assigns.  Except as otherwise provided herein, this
          ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Investors, the Management Shareholders, and the Other Shareholder and the respective successors and assigns of each of them (other than a transferee of Management Shares in a transaction permitted by Section 1 hereof).

     8.   Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     9.   Remedies.  The Company, the Investors and the Management Shareholders
          --------
shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor and any Management Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     10.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Management Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

               Attention: Paul Madick
               19191 South Vermont, 9th Floor
               Torrance, CA 90502
               Fax: (310) 323-6197

     11.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the laws of the State of California without giving effect to any choice of law or conflict of law rules.

     12.  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

                                       4
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                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


"COMPANY"
                                    DESKTALK SYSTEMS, INC., a California
                                    corporation


                                    By:  /s/ David P. Woodall
                                         Name: David P. Woodall
                                         Title: President



"MANAGEMENT SHAREHOLDERS"

                                    /s/ David J. Kaufman
                                    David J. Kaufman


                                    /s/ David P. Woodall
                                    David P. Woodall


                                    /s/ Joseph M. Feig
                                    Joseph M. Feig



"INVESTORS"
                                    DTALK ACQUISITION CORP.,
                                    a Delaware corporation

                                    By:  /s/ Bodil Arlander
                                    Name:  Bodil Arlander
                                    Its:  Vice President

                                    SIGNAL EQUITY PARTNERS, L.P.
                                    By:  Signal Equity Advisors, L.P.,
                                         its General Partner
                                    By:  Signal Equity Advisors, Inc.,
                                         its General Partner

                                    By:  /s/ Charles T. Lake II
                                    Name:  Charles T. Lake II
                                    Its: VP


"OTHER SHAREHOLDER"
                                    GEOCAPITAL IV, L.P.


                                    By:  GEOCAPITAL IV MANAGEMENT, L.P.


                                    By:/s/ Stephen J. Clearman
                                            General Partner

                                  SCHEDULE I
                                  ----------

                                   INVESTORS


DTalk Acquisition Corp.
c/o The Bear Stearns Companies Inc.
245 Park AvenueNew York, New York  10167
Attention:  John D. Howard

Signal Equity Partners, L.P.
10 East 53rd Street, 32nd Floor
New York, New York  10022
Attention:  Timothy Bradley

                                  SCHEDULE II
                                  -----------

                            MANAGEMENT SHAREHOLDERS

David J. Kaufman

C/O Desktalk Systems, Inc.
19191 S. Vermont Avenue, 9th Floor
Torrance, CA.  90502

David P. Woodall
C/O Desktalk Systems, Inc.
19191 S. Vermont Avenue, 9th Floor
Torrance, CA.  90502

Joseph M. Feig
C/O Desktalk Systems, Inc.
19191 S. Vermont Avenue, 9th Floor
Torrance, CA.  90502